Exhibit 10.15

LIMITED GUARANTY

In order to induce Citigroup Global Markets Realty Corp. (“Citigroup”) to (i) purchase Mortgage Loans from NC Capital Corporation (“NC Capital”) and New Century Credit Corporation (“NC Credit”) pursuant to the Amended and Restated Purchase and Sale Agreement dated as of October 1, 2004 (the “Purchase and Sale Agreement”) and (ii) in respect of Mortgage Loans, to provide financing to NC Capital and NC Credit (collectively, the “NC Entities”), each, a wholly-owned indirect subsidiary of New Century Financial Corporation (f/k/a New Century REIT, Inc.) (the “Guarantor”), pursuant to the Amended and Restated Letter Agreement, dated as of October 1, 2004 (the “Letter Agreement” and, collectively with the Purchase and Sale Agreement, the “Agreements”), the Guarantor hereby absolutely, unconditionally and irrevocably guarantees the due and punctual payment of the NC Entities’ obligations under the Agreements when and as due, whether at stated payment dates, at maturity, by acceleration or otherwise, and all other monetary obligations of the NC Entities to Citigroup or its affiliates pursuant to the Agreements, including without limitation costs (the “Obligations”). The Guarantor further agrees that the Obligations may be extended and renewed, in whole or in part, in accordance with the provisions of the Agreements without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligations by Citigroup. Capitalized terms used herein but not defined herein shall have the meaning set forth in the Agreements.

In furtherance of the foregoing and not in limitation of any other right which Citigroup may have at law or in equity against the Guarantor by virtue hereof, upon the occurrence of an event requiring the payment by the NC Entities of any Obligations, the Guarantor hereby promises to and will, upon receipt of written demand by Citigroup, forthwith pay, or cause to be paid, to Citigroup in cash the amount of such unpaid Obligations, and thereupon Citigroup shall, in a reasonable manner, assign the collateral in respect of the Obligations owed to it and paid by the Guarantor pursuant to this Limited Guaranty to the Guarantor, or make such disposition thereof as the Guarantor shall direct (all without recourse to and without representation or warranty by Citigroup).

Upon payment by the Guarantor of any sums to Citigroup as provided above, all rights of the Guarantor against any NC Entity arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full of all the Obligations to Citigroup.

The Guarantor waives presentment to, demand of payment from and protest to the NC Entities of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. The obligations of the Guarantor hereunder shall not be affected by (a) the failure of Citigroup to assert any claim or demand or to enforce any right or remedy against any NC Entity under the provisions of the Agreements or otherwise; (b) any rescission, waiver, amendment or modification of any of the terms or provisions of the Agreements or any other agreement or (c) the release of any security held by Citigroup for the Obligations or any of them.

The Guarantor further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by Citigroup to any security held for payment of the Obligations or to any balance of any deposit account or credit on the books of Citigroup in favor of a NC Entity or any person.

The Guarantor hereby represents and warrants that it is a qualified real estate investment trust (“REIT”) under Section 856 of the Internal Revenue Code of 1986, as amended and it is in compliance with all provisions of the Code governing its REIT status. The Guarantor covenants and agrees that it will take all steps necessary to maintain its status as a REIT.

The Guarantor will at all times (a) maintain a Tangible Net Worth, on a consolidated basis, during each fiscal year, of not less than the sum of (i) $750,000,000 and (ii) fifty percent (50%) of all subsequent capital raises as of the last day of each of its fiscal quarters; (b) maintain a ratio of Total Indebtedness to Tangible Net Worth as of the last day of each fiscal quarter of greater than 12:1, and (c) maintain, on a consolidated basis, cash, and Cash Equivalents in an amount not less than $60,000,000. The Guarantor hereby covenants to execute and deliver to Citigroup a quarterly certification substantially in the form of Exhibit A attached hereto within thirty (30) days following the end of each fiscal quarter of the Guarantor. For the purposes of this paragraph, the following terms shall have the following meanings:

(i) Cash Equivalents shall mean (a) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed or insured by the United States government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of 90 days or less from the date of acquisition and overnight bank deposits of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven days with respect to securities issued or fully guaranteed or insured by the United States government, (d) commercial paper of a domestic issuer rated at least A-1 or the equivalent thereof by Standard and Poor’s Ratings Group (“S&P”) or P-1 or the equivalent thereof by Moody’s Investors Service, Inc. (“Moody’s”) and in either case maturing within 90 days after the day of acquisition, (e) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s, (f) securities with maturities of 90 days or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

(ii) Tangible Net Worth shall mean, as of any date of determination, the consolidated excess of the total assets over total liabilities (determined in accordance with GAAP) of any person and its subsidiaries, less the consolidated net book value of all assets of such person and its subsidiaries (to the extent reflected as an asset in the balance sheet of such person or any of its subsidiaries at such date) which will be treated as intangibles under GAAP, including, without limitation, such items as deferred financing expenses, net leasehold improvements, goodwill, trademarks, trade names, service marks, copyrights, patents, licenses and unamortized debt discount and expense; provided, that interest-only strips, residual interests or reserve certificates issued in connection with a public or private securitization transaction owned by such person shall not be treated as intangibles for purposes of this definition.

The obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of Citigroup to assert any claim or demand or to enforce any remedy under the Agreements or any other agreement, by any waiver or modification on any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or omission which may or might in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a discharge of the Guarantor as a matter of law or equity; provided that the Agreements shall not be amended without the prior consent of the Guarantor.

The Guarantor further agrees that its guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by Citigroup upon the bankruptcy or reorganization of any NC Entity or otherwise, all as though such payment had not been made.

The Guarantor hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the federal and New York State courts located in the City of’ New York for any action, suit or proceeding instituted by Citigroup to enforce this Limited Guaranty. The Guarantor further agrees that service of any process, summons, notice or documents by U.S. registered or certified mail to the Guarantor’s address set forth below shall be effective service of process for any such proceeding. The Guarantor hereby irrevocably and unconditionally waives any objection the Guarantor may have at any time to the venue or forum of any such proceeding brought in such a court.

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IN WITNESS WHEREOF, the undersigned has executed this Limited Guaranty on the day and year set forth below,

Dated: October 1, 2004

NEW CENTURY FINANCIAL CORPORATION (f/k/a/ New Century REIT, Inc.)

By:	/s/ Patrick Flanagan
Name:	Patrick Flanagan
Title:	Executive Vice President

By:	/s/ Brad A. Morrice
Name:	Brad A. Morrice
Title:	President

EXHIBIT A

FORM OF QUARTERLY CERTIFICATION

I,                                                          ,                                                                       of New Century Mortgage Corporation (the “Company”), do hereby certify that:

(i) the Company is in compliance with all provisions and terms of the Limited Guaranty, dated as of October 1, 2004 (the “Guaranty”), by the Company in favor of Citigroup Global Markets Realty Corp.;

(ii) the Company has maintained a Tangible Net Worth, on a consolidated basis, during each fiscal year, of not less than the sum of (i) $750,000,000 and (ii) fifty percent (50%) of all subsequent equity capital raises as of the last day of each of its fiscal quarters;

(iii) the Company has maintained a ratio of Total Indebtedness to Tangible Net Worth as of the last day of each fiscal quarter of greater than 12:1; and

(iv) the Company has maintained, on a consolidated basis, cash, and Cash Equivalents in an amount not less than $60,000,000.

Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Guaranty.

IN WITNESS WHEREOF, I have signed this certificate and affixed the seal of the Company.

Date:                            , 200

Name:
Title:

[SEAL]

I,                                     ,                                               of the Company, do hereby certify that                              is the duly elected or appointed, qualified and acting             of the Company, and the signature set forth above is the genuine signature of such officer on the date hereof.

Name:
Title: